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                                                                   EXHIBIT 10.22

                            INDEMNIFICATION AGREEMENT

                  INDEMNIFICATION AGREEMENT, dated as of October 22, 2003 between All Capital, LLC, a Nevada limited liability company ("Capital") and Mid-State Raceway, Inc., a New York corporation ("Raceway").

                                   WITNESSETH

                  Whereas, in order to induce V.I.P. Structures, Inc. ("VIP") to execute a certain Financing Agreement between VIP and Raceway ("Financing Agreement") pursuant to which VIP has agreed to extend $800,000 in credit to Raceway ("Credit"), Raceway has agreed to cause Capital to execute and deliver an instrument of guaranty ("Guaranty") to VIP pursuant to which Capital will agree to guaranty the repayment by Raceway of $500,000 of the Credit; and

                  Whereas, Capital is prepared to execute and deliver the Guaranty subject to and conditioned upon the agreement by Raceway to indemnify and hold harmless Capital from any loss or liability arising out of or relating to the execution, delivery and/or performance by Capital of the Guaranty, and in connection therewith the execution and delivery by Raceway to Capital of this Indemnification Agreement.

                  NOW THEREFORE, in consideration of the premises, the terms, covenants and conditions herein contained and the sum of One ($1.00) Dollar and other good and valuable consideration each to the other in hand paid, the parties hereto do hereby agree as follows:

1. In order to induce Capital to guaranty the repayment by Raceway to VIP of $500,000 of the Credit and to execute and deliver the Guaranty, Raceway does hereby agree to indemnify and hold harmless Capital from and against any and all costs, expenses, losses, liabilities, claims and judgements of every kind, nature and description (including, without limitation, attorneys fees) which may be incurred by Capital arising out of or relating to the execution, delivery and/or performance by Capital of the Guaranty and/or the failure and/or refusal of Raceway to repay, in whole or in part, the Credit.

2. In consideration for and in reliance upon the execution and delivery of the within Indemnification Agreement Capital shall guaranty, to the extent of $500,000 the repayment of the Credit and in connection therewith execute and deliver the Guaranty.

3. In order to induce Capital to execute and deliver this Indemnification Agreement and the Guaranty Raceway does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall survive the execution and delivery of this Indemnification Agreement) that:(a) Raceway has the corporate power and authority to execute and deliver this agreement; (b) the execution and delivery of this agreement does not violate the constitutional documents of Raceway or any agreement to which it is a party or by which it is bound or any law; (c)) the execution, delivery and performance of this agreement has been authorized by the taking of all required corporate

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         action; and (d) upon the execution and delivery of this agreement by an officer of Raceway this agreement shall be duly and properly authorized, executed and delivered by and on behalf of Raceway and valid and binding upon Raceway and fully enforceable in accordance with its terms.

4. This agreement sets forth the entire agreement between the parties hereto with respect to the subject matter herein contained; shall be governed and construed in accordance with the laws of the State of Nevada; cannot be altered, amended, modified, terminated or rescinded except by a writing executed by both of the parties hereto; and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

                                                   Mid-State Raceway, Inc.

                                                   By___________________________
                                                   Hoolae Paoa, President

                                                   All Capital, LLC

                                                   By___________________________